UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

PROLOGIS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-13545	94-3281941
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California 94111

(Address of Principal Executive Offices, including Zip Code)

(415) 394-9000

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2014, we filed the Articles Supplementary (the “Articles Supplementary”) to our charter with the State Department of Assessments and Taxation of Maryland reclassifying and redesignating all 300,000 shares of 6 1/2% Series L Cumulative Redeemable Preferred Stock (the “Series L Preferred Stock”) to become shares of our Preferred Stock (the “Preferred Stock”). Such shares of Series L Preferred Stock were previously classified pursuant to the Articles Supplementary (the “Series L Articles Supplementary”) classifying, establishing and designating 2,300,000 shares of Preferred Stock as shares of the Series L Preferred Stock. On April 19, 2013, we redeemed all 2,000,000 shares of issued and outstanding Series L Preferred Stock, and, in accordance with the Series L Articles Supplementary, after such redemption, all 2,000,000 shares of previously issued and outstanding Series L Preferred Stock had the status of authorized but unissued Preferred Stock, without further designation as to series or class. As of May 2, 2014, no shares of Series L Preferred Stock were issued or outstanding. The Articles Supplementary reclassified and redesignated the remaining 300,000 shares of Series L Preferred Stock effective on May 2, 2014.

The foregoing summary of the Articles Supplementary is qualified in its entirety by reference to the text of the Articles Supplementary, which is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on May 1, 2014, our stockholders approved by requisite vote the proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in further detail in our Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 14, 2014.

1.	Elect ten directors to our board of directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hamid R. Moghadam	420,758,360	3,323,832	18,668,701	14,409,819
George L. Fotiades	404,974,522	37,303,004	473,367	14,409,819
Christine N. Garvey	441,202,518	1,077,032	471,343	14,409,819
Lydia H. Kennard	420,065,466	22,214,182	471,245	14,409,819
J. Michael Losh	356,936,628	85,337,507	476,758	14,409,819
Irving F. Lyons III	441,215,154	1,062,530	473,209	14,409,819
Jeffrey L. Skelton	438,891,130	3,386,200	473,563	14,409,819
D. Michael Steuert	441,170,423	1,102,708	477,762	14,409,819
Carl B. Webb	405,077,280	37,200,834	472,779	14,409,819
William D. Zollars	404,506,342	37,770,573	473,978	14,409,819

2.	Advisory vote to approve our executive compensation for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
400,619,714	38,210,088	3,921,091	14,409,819

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
456,565,359	125,157	470,196	0

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on May 2, 2014 Redesignating and Reclassifying All 300,000 Shares of 6 1⁄2 % Series L Cumulative Redeemable Preferred Stock as Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: May 5, 2014	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director, Deputy General Counsel and Assistant Secretary